HALLIBURTON COMPANY
DIRECTORS' DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF MAY 16, 2012

TABLE OF CONTENTS

HALLIBURTON COMPANY
DIRECTORS' DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED
EFFECTIVE AS OF MAY 16, 2012
The Board of Directors of Halliburton Company having heretofore established the Directors' Deferred Compensation Plan, pursuant to the provisions of Article VII of said Plan, hereby amends and supplements said Plan to be effective in accordance with the provisions of ARTICLE XI hereof.

ARTICLE I
PURPOSE OF PLAN
The purpose of the Plan is to assist the Directors of the Company in planning for their retirement.

ARTICLE II
DEFINITIONS
Where the following words and phrases appear herein, they shall have the respective meanings set forth in this ARTICLE II, unless the context clearly indicates to the contrary.
Section 2.01    “Accounts” shall mean a Participant's Interest Bearing Account and/or Stock Equivalents Account.
Section 2.02    “Administrator” shall mean any administrator appointed by the Committee pursuant to Section 3.01 herein or, in the absence of any such appointment, the Committee.
Section 2.03    “Board of Directors” shall mean the Board of Directors of the Company.
Section 2.04    “Committee” shall mean the committee of those individuals (each of whom shall be a Director) appointed by the Board of Directors pursuant to Article III hereof.
Section 2.05    “Common Stock” means the common stock, par value $2.50 per share, of the Company.
Section 2.06    “Company” shall mean Halliburton Company.
Section 2.07    “Cash Compensation” shall mean a Participant's cash compensation for services as a Director.
Section 2.08    “Deferral Termination Date” shall mean the date a Participant has a “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
Section 2.09    “Deferred Compensation” shall mean Cash Compensation and Equity Compensation deferred pursuant to the provisions of this Plan.
Section 2.10    “Director” shall mean a member of the Board of Directors of the Company.
Section 2.11    “Earned” or any variant thereof, when used herein with respect to Cash Compensation, Equity Compensation or Deferred Compensation or interest accrued pursuant to Section 5.02, shall refer to the end of a calendar quarter and, when used with respect to a dividend, dividend equivalent right with respect to Equity Compensation or distribution on the Common Stock referenced in Section 6.02, shall refer to the date of payment of such dividend, dividend equivalent with respect to Equity Compensation or distribution by the Company.
Section 2.12    “Equity Compensation” shall mean a Participant's compensation denominated in the form of Common Stock under the Company's Incentive Plan for which deferrals are permitted.

Section 2.13    “Incentive Plan” shall mean (i) the Company's Stock and Incentive Plan, as amended and restated February 16, 2012, or as thereafter amended, (ii) the Restricted Stock Plan for Non-Employee Directors of Halliburton Company, as amended from time to time, or (iii) a successor plan to either of the plans in items (i) and (ii) above.
Section 2.14    “Interest Bearing Account” shall mean the Participant's Interest Bearing Account established pursuant to Section 4.03 herein with respect to Deferred Compensation that relates to Cash Compensation.
Section 2.15    “Market Price” of the Common Stock on any date shall mean the closing sales price per share for the Common Stock (or, if no closing sales price is reported, the average of the bid and ask prices per share on such date) on the New York Stock Exchange or, if the Common Stock is not then listed on such Exchange, such other national or regional securities exchange upon which the Common Stock is so listed, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on any such exchange, as reported by The NASDAQ Stock Market, Inc.
Section 2.16    “Participant” shall mean any Director of the Company who has elected to have all or a part of his Cash Compensation or Equity Compensation deferred pursuant to the Plan.
Section 2.17    “Plan” shall mean the Halliburton Company Directors' Deferred Compensation Plan, as amended and restated effective as of May 16, 2012, and as the same may thereafter be amended from time to time.
Section 2.18    “Plan Earnings” shall mean amounts of interest to which reference is made in Section 5.01 herein and of dividends and distributions to which reference is made in Section 6.02 herein.
Section 2.19    “Stock Equivalent” shall mean a measure of value equal to one share of the Common Stock.
Section 2.20    “Stock Equivalents Account” shall mean the Participant's Stock Equivalents Account established pursuant to Section 4.03 herein with respect to Deferred Compensation that relates to Cash Compensation or Equity Compensation.

ARTICLE III
ADMINISTRATION OF THE PLAN
Section 3.01    Committee. The Board of Directors shall appoint a Committee to administer, construe and interpret the Plan. Such Committee, or such successor Committee as may be duly appointed by the Board of Directors, shall serve at the pleasure of the Board of Directors. Decisions of the Committee with respect to any matter involving the Plan shall be final and binding on the Company and all Participants. The Committee may designate an Administrator to aid the Committee in its administration of the Plan. Such Administrator shall maintain complete and adequate records pertaining to the Plan, including but not limited to Participants' Interest Bearing Accounts, Participants' Stock Equivalent Accounts and any subaccounts the Administrator deems appropriate or necessary to reflect the source of deferrals, and shall serve at the pleasure of the Committee.
Section 3.02    Indemnity.
(a)    Indemnification. The Company (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the members of the Committee and any Administrator designated by the Committee (the “Indemnified Parties”) against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject to the extent that such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any act or omission of such Indemnified Party in connection with the administration of this Plan (including any act or omission constituting negligence on the part of such Indemnified Party, but excluding any act or omission constituting gross negligence or willful misconduct on the part of such Indemnified Party), and will reimburse the Indemnified Party for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending against any such loss, claim, damage, liability or action.
(b)    Actions. Promptly after receipt by the Indemnified Party under Section 3.02(a) herein of notice of the commencement of any action or proceeding with respect to any loss, claim, damage or liability against which the Indemnified Party believes he or she is indemnified under Section 3.02(a), the Indemnified Party shall, if a claim with respect thereto is to be made against the Indemnifying Party under such Section, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party to the extent the Indemnifying Party is not prejudiced by such omission. If any such action or proceeding shall be brought against the Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under Section 3.02(a) for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or reasonable expenses of actions taken at the written request of the Indemnifying Party. The Indemnifying Party shall not be liable for any compromise or settlement of any such action or proceeding effected without its consent, which consent will not be unreasonably withheld.

ARTICLE IV
DEFERRED COMPENSATION
Section 4.01    Initial Deferral Elections by Participants. Any Director of the Company may at any time elect to participate in the Plan and to have all, or such percentage as he may specify, of the Cash Compensation otherwise payable to him as a Director or Equity Compensation granted to him as a Director deferred and paid to him pursuant to the terms of Section 5.02 or Section 6.05, as applicable. Such deferral election shall be made by notice in writing in a manner and form acceptable to the Administrator and shall be applicable only with respect to Cash Compensation and Equity Compensation for services performed after the end of the calendar year in which such deferral election is made and prior to the earlier of the effective date of a further deferral election pursuant to Section 4.02 herein or such Participant's Deferral Termination Date. At the time of making such initial deferral election hereunder, a Director shall specify the portion, if any, of such Deferred Compensation that relates to Cash Compensation which will be (i) held subject to the interest payment provisions of ARTICLE V hereof or (ii) translated into Stock Equivalents in accordance with ARTICLE VI hereof.
Section 4.02    Subsequent Deferral Elections by Participants. Subsequent to the initial deferral election by a Participant provided for in Section 4.01, a Participant may at any time make a subsequent deferral election in like manner to increase or decrease the percentage of his Cash Compensation or Equity Compensation to be deferred pursuant to the Plan and, with respect to Deferred Compensation that relates to Cash Compensation, to elect the portion of such Deferred Compensation and any Plan Earnings to be (i) held subject to the interest payment provisions of ARTICLE V hereof or (ii) translated into Stock Equivalents in accordance with ARTICLE VI hereof. Any such subsequent deferral election shall be effective as of the first day of the calendar year following the calendar year in which such subsequent deferral election is made. Notwithstanding anything to the contrary herein, no such subsequent deferral election shall effect a transfer of any amount credited, as of the first day of such calendar year, to either the Interest Bearing Account or the Stock Equivalents Account from such account to the other account.
Section 4.03    Establishment of Interest Bearing Accounts and Stock Equivalents Accounts. For Participants who elect to defer Cash Compensation, there shall be established for each such Participant an account to be designated as such Participant's Interest Bearing Account and, where appropriate, an account to be designated as such Participant's Stock Equivalents Account.
Section 4.04    Allocations to Accounts. Any Deferred Compensation relating to Cash Compensation earned by a Participant during a calendar quarter shall be credited to the Interest Bearing Account and/or Stock Equivalents Account of such Participant, as applicable, on the date any such amount is otherwise payable. Any Deferred Compensation relating to a Participant's Equity Compensation shall be credited to the Stock Equivalents Account of such Participant on the date any such Equity Compensation would otherwise be payable to the Participant and no longer subject to forfeiture; provided, however, that any dividend equivalents to which a Participant is entitled under such Equity Compensation prior to the date such Equity Compensation would otherwise be payable or be forfeited shall be credited to the

Participant's Stock Equivalents Account. Any Plan Earnings shall be credited in accordance with the provisions of Section 5.01 and 6.02, as applicable.
Section 4.05    Distribution Elections. A Participant may elect, subject to the provisions of this Section and Sections 5.02 and 6.05, the form of distribution with respect to the Cash Compensation, Equity Compensation and Plan Earnings attributable thereto, deferred by the Participant and allocated to the Participant's Interest Bearing Account and Stock Equivalents Account, as applicable. The distribution election is not required to be the same for each Account. A Participant's distribution election under this Section shall be made in writing in a form authorized by the Administrator and shall be made at the time the Participant makes an initial deferral election under Section 4.01 or a subsequent deferral election under Section 4.02. A Participant may elect distribution in the form of a lump sum, five equal annual installments or ten equal annual installments. Absent any such distribution election by a Participant, the Participant's Interest Bearing Account and Stock Equivalents Account will be distributed in the form of a lump sum distribution.

ARTICLE V
INTEREST
Section 5.01    Interest. A Participant's Interest Bearing Account shall be credited as of the end of each calendar quarter with an amount equivalent to interest for the number of days in such quarter (based on a calendar year of 365 days) at Citibank, N.A.'s prime rate for major corporate borrowers in effect on the first day of such calendar quarter applied to the balance of such account at the beginning of such calendar quarter. (No amount credited to a Participant's Interest Bearing Account subsequent to the beginning of a calendar quarter shall bear interest during that calendar quarter.)
Section 5.02    Distribution of Interest Bearing Accounts. When a Participant's Deferral Termination Date occurs, the balance standing in such Participant's Interest Bearing Account at the end of the calendar quarter in which such date occurs (after crediting interest thereto in accordance with Section 5.01 herein) shall be distributed to such Participant in the form provided under Section 4.05 hereof.
Until payment is made, interest shall continue to accrue in the manner provided in Section 5.01. All Plan Earnings accrued to the date of payment of any lump-sum or annual installment shall be paid in conjunction with such payment. The lump-sum payment or the initial annual installment shall be distributed on the last business day of January next following the close of the calendar year in which the Participant's Deferral Termination Date occurs. The remaining installments, if any, shall be distributed at annual intervals thereafter.
If a Participant's Deferral Termination Date occurs by reason of his death or if he dies after his Deferral Termination Date, but prior to receipt of all distributions provided for in this Section, all cash distributable hereunder shall be distributed in a lump sum to such Participant's estate or personal representative as soon as administratively feasible following such Participant's death.

ARTICLE VI
STOCK EQUIVALENTS
Section 6.01    Stock Equivalents Accounts. With respect to Deferred Compensation that relates to Equity Compensation, the number of Stock Equivalents to be credited to a Participant's Stock Equivalents Account in accordance with Section 4.04 shall be equal to the number of shares of Common Stock relating to such Equity Compensation. With respect to Deferred Compensation that relates to Cash Compensation, the number of Stock Equivalents, or fractions thereof, to be credited to a Participant's Stock Equivalents Account in accordance with Section 4.04 shall be determined by dividing the amount of Deferred Compensation and Plan Earnings to be allocated to such account pursuant to the Participant's specifications given in accordance with Article IV by the Market Price of the Common Stock on the trading day next preceding the last business day of the calendar quarter specified in Section 4.04, and the number of Stock Equivalents, so determined, shall be credited to the Stock Equivalents Account established for the Participant.
Section 6.02    Cash and Property Dividend Credits. Additional credits shall be made to a Participant's Stock Equivalents Account throughout the period of such Participant's participation in the Plan, and thereafter until all distributions to which the Participant is entitled under Section 6.05 or ARTICLE VIII shall have been made, in amounts equal to the Plan Earnings consisting of the cash or fair market value of any dividends or distributions declared and made with respect to the Common Stock payable in cash, securities issued by the Company (other than the Common Stock but including any such securities convertible into Common Stock) or other property which the Participant would have received from time to time had he been the owner on the record dates for the payment of such dividends of the number of shares of the Common Stock equal to the number of Stock Equivalents in his Stock Equivalents Account on such dates. Each such credit shall be effected as of the payment date for such dividend or distribution.
Section 6.03    Stock Dividend Credits. Additional credits shall be made to a Participant's Stock Equivalents Account throughout the period of his participation in the Plan, and thereafter until all distributions to which the Participant is entitled under Section 6.05 or ARTICLE VIII shall have been made, of a number of Stock Equivalents equal to the number of shares (including fractional shares) of the Common Stock to which the Participant would have been entitled from time to time as Common Stock dividends had such Participant been the owner on the record dates for the payments of such stock dividends of the number of shares of the Common Stock equal to the number of Stock Equivalents credited to his Stock Equivalents Account on such dates. Such additional credits shall be effected as of the end of the calendar quarter in which payment of such stock dividend is made.
Section 6.04    Recapitalization. If, as a result of a split or combination of the outstanding Common Stock or other recapitalization or reorganization, the number of shares of the outstanding Common Stock is increased or decreased or all or a portion of the outstanding Common Stock is exchanged for or converted into other securities issued by the Company (including without limitation securities convertible into Common Stock) or other property, the number of Stock Equivalents credited to a Participant's Stock Equivalents Account shall, to the extent reasonably practicable, be equitably adjusted to give effect to such recapitalization or reorganization (taking into account the fair market value of any securities or other property for which the Common Stock was exchanged or into which it was converted) as if the Participant had owned of record on the effective date of such recapitalization or reorganization a number of shares of the Common Stock equal to the number of Stock Equivalents credited to his Stock Equivalents Account immediately prior thereto. To the extent that any such adjustment is not reasonably practicable, the Board of Directors shall give consideration to amending the Plan pursuant to ARTICLE IX in order to give effect to the purpose of the Plan and, if no such amendments can be effected or are considered desirable, to terminating the Plan pursuant to ARTICLE VIII.
Section 6.05    Distributions from Stock Equivalent Account After Participant's Deferral Termination Date. When a Participant's Deferral Termination Date occurs, the Company shall become obligated to make the distributions prescribed in paragraphs (a) and (b) below. At the time of any distribution, each Stock Equivalent to be distributed shall be converted into one share of Common Stock and such share shall be distributed to the Participant. Any fraction of a Stock Equivalent to be distributed shall be converted into an amount in cash equal to the Market Price of one share of Common Stock on the trading day next preceding the date of distribution multiplied by such fraction and such cash shall be distributed to the Participant.
(a)    Distribution shall be made in the form provided under Section 4.05 hereof. Until payment is made, Plan Earnings shall continue to be credited in the manner provided in Section 6.02. All Plan Earnings accrued to the date of any lump-sum distribution or annual installment shall be paid in conjunction with such payment. The lump-sum or the initial annual installment shall be distributed on the last business day of January next following the close of the calendar year in which the Participant's Deferral Termination Date occurs. The remaining installments, if any, shall be distributed at annual intervals thereafter.
(b)    If a Participant's Deferral Termination Date shall occur by reason of his death or if he shall die after his Deferral Termination Date but prior to receipt of all distributions provided for in this Section, all Stock Equivalents, or the undistributed balance thereof, shall be distributed to such Participant's estate or personal representative as soon as administratively feasible following such Participant's death.

ARTICLE VII
NATURE OF PLAN
The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. Legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

ARTICLE VIII
TERMINATION OF THE PLAN
The Board of Directors may terminate the Plan at any time. Upon termination of the Plan, distributions in respect of credits to Participants' Accounts as of the date of termination shall be made in the manner and at the time prescribed in Section 5.02 or 6.05, as applicable.

ARTICLE IX
AMENDMENT OF THE PLAN
The Board of Directors may, without the consent of Participants or their beneficiaries, amend the Plan at any time and from time to time; provided, however, that no amendment may deprive a Participant of the amounts allocated to his or her Accounts or be retroactive in effect to the prejudice of any Participant.

ARTICLE X
GENERAL PROVISIONS
Section 10.01    No Preference. No Participant shall have any preference over the general creditors of the Company in the event of the Company's insolvency.
Section 10.02    Authorized Payments.
(a)    If the Committee receives evidence satisfactory to it that any person entitled to receive a periodic payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Committee may direct that such periodic payment or portion thereof be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.
(b)    Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his hands.
(c)    Notwithstanding any other provisions of the Plan, if any amounts payable under the Plan are found in a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986) to have been includible in gross income of a Participant prior to payment of such amounts hereunder, such amounts shall be paid to such Participant as soon as practicable after the Committee is advised of such determination. For purposes of this paragraph, the Committee shall be entitled to rely on an affidavit by a Participant and a copy of the determination to the effect that a determination described in the preceding sentence has occurred.
Section 10.03    Gender Words. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.
Section 10.04    Assignment of Benefits. Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, other than by will or the applicable laws of descent and distribution.
Section 10.05    Conflicts of Laws. THE LAWS OF THE STATE OF TEXAS SHALL CONTROL THE INTERPRETATION AND PERFORMANCE OF THE TERMS OF THE PLAN. THE PLAN IS NOT INTENDED TO QUALIFY UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR TO COMPLY WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

ARTICLE XI
EFFECTIVE DATE
This amendment and restatement of the Plan shall be effective as of May 16, 2012, and shall continue in force during subsequent years unless amended or revoked by action of the Board of Directors.
HALLIBURTON COMPANY

By /s/ David J. Lesar_______________
David J. Lesar
Chairman of the Board, President
and Chief Executive Officer